Exhibit 10

MERRILL LYNCH & CO., INC. DEFERRED STOCK UNIT PLAN FOR NON-EMPLOYEE DIRECTORS

Article I — General

         Section 1.1 Purposes.

               The purposes of the Merrill Lynch & Co., Inc. Deferred Stock Unit Plan for Non-Employee Directors, as amended (the “Plan”), are (a) to provide an incentive to highly qualified individuals to serve as Directors of Merrill Lynch & Co., Inc. (“ML & Co.”), and (b) to further align the interests of Non-Employee Directors with the stockholders of ML & Co.

         Section 1.2 Definitions.

     For purposes of the Plan, the following terms shall have the meanings indicated.

     “Account” means a notional account recording a grant of Deferred Stock Units under the Plan. The Company shall maintain a separate Account for each grant of Deferred Stock Units to a Participant.

     “Administrator” means the Head of Human Resources of ML & Co., or his or her functional successor.

     “Affiliate” means any corporation, partnership, or other organization of which ML & Co. owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests.

     “Annual Meeting” means the Annual Meeting of Stockholders of ML & Co.

     “Board of Directors” or “Board” shall mean the Board of Directors of ML & Co.

     “Business Day” shall mean any day on which the New York Stock Exchange is open for business.

     “Change in Control” means a change in control of ML & Co. of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not ML & Co. is then subject to such reporting requirement; provided, however, that, without limitation, a Change in Control shall be deemed to have occurred if:

     (a) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, other than ML & Co.’s employee stock ownership plan, is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of ML & Co. representing 30% or more of the combined voting power of ML & Co.’s then outstanding securities entitled to vote in the election of directors of ML & Co.;

     (b) during any period of two consecutive years (not including any period prior to the adoption of this Plan), individuals who at the beginning of such period constituted the Board of Directors and any new Directors whose election by the Board of Directors or nomination for election by the stockholders of ML & Co. was approved by a vote of at least three quarters of the Directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

     (c) all or substantially all of the assets of ML & Co. are liquidated or distributed.

     “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

     “Common Stock” means the Common Stock, par value $1.33 1/3 per share, of ML & Co. and a “share of Common Stock” shall mean one share of Common Stock together with, for so long as Rights are outstanding, one Right (whether trading with the Common Stock or separately).

     “Company” means ML & Co. and all of its Affiliates.

     “Continuing Director” means, with respect to any Annual Meeting, a Director who is reelected to the Board at the Annual Meeting.

     “Current Market Value” per share of Common Stock, for any date, means the average of the Daily Market Prices of a share of Common Stock for each Business Day for which such Daily Market Prices are available during a period commencing on a date 21 consecutive Business Days prior to such date and ending on the second Business Day prior to such date.

     “Daily Market Price” of shares of Common Stock on any date means: (a) the mean of the high and low sales prices reported on the New York Stock Exchange—Composite Tape (or, if shares of Common Stock are not traded on the New York Stock Exchange, the mean of the high and low sales prices reported on any securities exchange or quotation service on which the shares of Common Stock are listed or traded) of such shares on the date in question, or (b) if shares of Common Stock are not then listed or admitted to trading on any securities exchange for which reported sales prices are available, the mean of reported high bid and low asked prices on such date, as reported by a reputable quotation service, or by The Wall Street Journal, Eastern Edition, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York.

     “Deferred Stock Unit” means a unit representing ML & Co.’s obligation to deliver one share of Common Stock in accordance with the terms of the Plan.

     “Director” means a member of the Board.

     “Disability” means any medically determinable physical or mental condition that renders a Director incapable of engaging in any substantial gainful activity and can be expected to result in death or to last for a continuous period of at least 12 months.

     “End of Service Date” means the date on which a Participant ceases to serve as a Director for any reason.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Holding Period” has the meaning specified in Section 2.2.

     “Initial Payment Date” has the meaning specified in Section 2.6(b).

     “Junior Preferred Stock” means ML & Co.’s Series A Junior Preferred Stock, par value $1.00 per share.

     “Non-Employee Director” means a member of the Board who is not employed by ML & Co. or any Affiliate of ML & Co.

     “Participant” means each Non-Employee Director to whom a grant of Deferred Stock Units is made under the Plan.

     “Retirement Payments” means the arrangements for post-retirement payments to Non-Employee Directors adopted by ML & Co. for its Non-Employee Directors, as amended February 16, 2001.

     “Retirement” means ceasing to serve as a Director of ML & Co. in accordance with ML & Co.’s retirement policy for Non-Employee Directors.

     “Retirement Annual Meeting” means, with respect to any Retiring Non-Employee Director, the Annual Meeting that coincides with such Director’s Retirement.

     “Retiring Non-Employee Director” means a Non-Employee Director whose Retirement Annual Meeting will occur prior to, or will be the fifth Annual Meeting following, the effective date of any grant of Deferred Stock Units to such Director.

     “Rights” means the Rights to Purchase Units of Series A Junior Preferred Stock, par value $1.00 per share, of ML & Co. issued pursuant to the Rights Agreement dated as of December 16, 1987 between ML & Co. and Manufacturers Hanover Trust Company, Rights Agent, as amended from time to time.

     “Tender Offer” means an offer to purchase all or a portion of the outstanding shares of Common Stock that is subject to Section 14D of the Exchange Act, provided that such offer, if consummated, would result in a Change in Control.

     Section 1.3 Shares Subject to the Plan.

          The total number of shares of Common Stock that shall be reserved for delivery in payment of Deferred Stock Units under the Plan shall be 500,000, subject to automatic adjustment for changes in capitalization of ML & Co. as provided in Section 3.1 hereof. Shares of Common Stock distributed under the Plan may be authorized but unissued shares or shares that shall have been or may be acquired by ML & Co. in the open market, in private transactions or otherwise. The number of shares reserved for delivery in payment of Deferred Stock Units shall be increased by the number of shares remaining available under the Merrill Lynch & Co., Inc. Deferred Stock Unit Plan for Non-Employee Directors on the date that the Board of Directors determination to permit no further awards under such plan shall become effective.

Article II Deferred Stock Units; Optional Deferral of Payment

     Section 2.1 Deferred Stock Unit Grants.

          (a) Regular Grants. Each Non-Employee Director shall, without any further action by the Board of Directors, receive as of the date of every Annual Meeting for which he or she is a Continuing Director, the number of Deferred Stock Units obtained by dividing $185,000 by the Daily Market Price per share of Common Stock on such date and rounding the result upwards to the nearest whole Deferred Stock Unit. If sufficient shares of Common Stock do not remain available under Section 1.3 for each eligible Non-Employee Director to receive the full number of Deferred Stock Units calculated pursuant to the preceding sentence, then the number of Deferred Stock Units granted to each eligible Non-Employee Director will be proportionately reduced so that the Section 1.3 limit is not exceeded.

          (b) Prorated Mid-Year Regular Grants. A Non-Employee Director who joins the Board after the date of an Annual Meeting, shall, without any further action by the Board of Directors, receive a pro-rated regular grant. The value of such grant shall be computed by multiplying $185,000 by a fraction the numerator of which shall be the number of full or partial calendar months (beginning with the month that follows the month in which the most recent Annual Meeting occurred) that remain until the Corporation’s Annual Meeting and the denominator of which shall be 12; if the date of the next Annual Meeting has not been fixed at the time a Non-Employee Director joins the Board, it shall be assumed to be the first anniversary of the most recent Annual Meeting. The number of Deferred Stock Units to be granted shall be determined by dividing the dollar value obtained from the calculation in the previous sentence by the Daily Market Price per share of Common Stock on the date of his or her appointment to the Board. If sufficient shares of Common Stock do not remain available under Section 1.3 for the Non-Employee Director to receive the full number of Deferred Stock Units calculated pursuant to the preceding two sentences, then the number of Deferred Stock Units granted to the Non-Employee Director will be reduced so that the Section 1.3 limit is not exceeded.

     Section 2.2 Payment of Awards Upon Expiration of the Holding Period.

     Unless deferred at the option of the Participant in accordance with Section 2.3(a) hereof, Deferred Stock Units will become payable upon the expiration of the holding period applicable thereto (the “Holding Period”), which shall expire on the earlier of: (i) the date of the fifth Annual Meeting following the date the Deferred Stock Units were granted, and (ii) a Participant’s End of Service Date. Deferred Stock Units will be paid in shares of Common Stock as soon as practicable following the end of the applicable Holding Period. One share of Common Stock will be delivered for each Deferred Stock Unit to be paid, after rounding any fractional unit upwards to the nearest whole share.

     Section 2.3 Optional Deferral of Payment.

     (a) Optional Deferral of Payment. A Participant shall have the option to defer the payment of all or a portion of any Deferred Stock Unit grant upon the expiration of the relevant Holding Period in accordance with this Section 2.3 by submitting to the Administrator or his or her designee such forms as the Administrator shall prescribe by no later than the last day of the calendar year before the year in which will occur the Annual Meeting in connection with which such Deferred Stock Units will be granted; provided, however, that with respect to Deferred Stock Units granted pursuant to Section 2.1(b), such election may be made within 30 days of the Participant’s initial appointment or election to the Board. In addition, the Administrator may permit further deferrals of the receipt of Deferred Stock Units for a period that shall not be shorter than five years from the date of the expiration of the Holding Period for such Deferred Stock Units in accordance with regulations promulgated under the American Jobs Creation Act of 2004.

     (b) Irrevocability of Deferral Election. Except as provided in Sections 2.3(c) or Section 2.5, an election to defer the payment of all or a portion of a Participant’s Deferred Stock Units made pursuant to Section 2.3(a) shall be irrevocable once submitted to the Administrator or his or her designee.

     (c) Rescission of Deferral Election Caused by an Adverse Tax Determination. Notwithstanding the provisions of Section 2.3(a), a deferral election may be rescinded at any time if (i) a final determination is made by a court or other governmental body of competent jurisdiction that the election was ineffective to defer income for purposes of U.S. Federal, state, local or foreign income taxation and the time for appeal from this determination has expired, and (ii) the Administrator, in his or her sole discretion, decides, upon the Participant’s request and upon evidence of the occurrence of the events described in clause (i) hereof that he or she finds persuasive, to rescind the election. Upon such rescission, the relevant Deferred Stock Units will be paid to the Participant as soon as practicable as provided herein.

     Section 2.4 Payment of Units Optionally Deferred.

     (a) Regular Payment Elections. ML & Co. will pay Deferred Stock Units granted to a Participant who has made an optional deferral election pursuant to Section 2.3(a) as elected by the Participant at the time of his or her optional deferral election, either in a single payment to be made, or in the number of annual installment payments (not to exceed 15) chosen by the Participant to commence, (i) in the month following the month of the Participant’s End of Service Date or death, (ii) in any month and year selected by the Participant after the scheduled expiration of the Holding Period (i.e., without taking into account the possibility of death, Disability or an End of Service Date occurring before the expiration of the Holding Period), or (iii) in any month in the calendar year following the Participant’s End of Service Date, but in no event may the date elected under clause (i), (ii) or (iii) result in the payment (in the case of a single payment) or commencement of payments (in the case of installment payments) later than the month following the Participant’s 72nd birthday.

The amount of each annual installment payment, if applicable, shall be determined by multiplying the number of Deferred Stock Units credited to the Participant’s Account as of the last day of the month immediately preceding the month in which the payment is to be made by a fraction, the numerator of which is one and the denominator of which is the number of remaining installment payments (including the installment payment to be made) and rounding the result to the nearest whole Deferred Stock Unit or cent, as the case may be.

     (b) Form of Payment. Deferred Stock Units payable pursuant to this Section 2.4 will be paid in shares of Common Stock. One share of Common Stock will be delivered for each unit to be paid, after rounding any fractional unit upwards to the nearest whole share.

     (c) Death Prior to Payment. If the Participant dies prior to payment of any or all Deferred Stock Units optionally deferred, then the unpaid Deferred Stock Units will be paid to the Participant’s beneficiary in accordance with the Participant’s election of either installment payments, or a single payment, provided, however, that, in the event that the Participant’s beneficiary is the Participant’s estate or is otherwise not a natural person, then (i) if the Participant has elected a regular payment election pursuant to Section 2.4(a), the applicable portion of the Deferred Stock Units will be paid in a single payment to such beneficiary, and (ii) if the Participant has elected installment payments, the applicable portion of the Deferred Stock Units will continue to be paid as installment payments, but only to a single person consisting of the administrator or executor of the Participant’s estate or another person lawfully designated by the administrator or executor (and in the event no such person is designated within a reasonable time, payment will be made in a lump sum).

     (d) Hardship Distributions. ML & Co. may pay to the Participant, on such terms and conditions as the Administrator may establish, such part or all of the Participant’s Deferred Stock Units, as the Administrator may, in his or her sole discretion based upon substantial evidence submitted by the Participant, determine necessary to alleviate severe financial hardship to the Participant caused by an unanticipated emergency. Such payment will be made only at the Participant’s written request and with the express approval of the Administrator and will be made on the date selected by the Administrator in his or her sole discretion. The balance of the Account, if any, will continue to be governed by the terms of this Plan. Payment pursuant to this Section 2.4(d) may be made only upon a showing of severe financial hardship resulting from an illness or accident of the Participant, the Participant’s spouse or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.. The amount paid pursuant to this Section 2.4(d) shall not exceed the amount necessary to satisfy such unanticipated emergency plus amount necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which the severe financial hardship to the Participant is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

     Section 2.5 Beneficiary.

     (a) Designation of Beneficiary. The Participant may designate, in a writing delivered to the Administrator or his or her designee before the Participant’s death, a beneficiary (which may be a charity or other entity) to receive payments under the Plan in the event of the Participant’s death. The Participant may also designate a contingent beneficiary to receive payments under the Plan if the primary beneficiary does not survive the Participant. The Participant may designate more than one person as the Participant’s beneficiary or contingent beneficiary, in which case (i) no contingent beneficiary would receive any payment unless all of the primary beneficiaries predeceased the Participant, and (ii) the surviving beneficiaries in any class shall share in any payments in proportion to the percentages of interest assigned to them by the Participant.

     (b) Change in Beneficiary. The Participant may change his or her beneficiary or contingent beneficiary (without the consent of any prior beneficiary) in a writing delivered to the Administrator or his or her designee before the Participant’s death. Unless the Participant states otherwise in writing, any change in beneficiary or contingent beneficiary will automatically revoke such prior designations of the Participant’s beneficiary or of the Participant’s contingent beneficiary, as the case may be, under this Plan only; and any designations under other deferral agreements or plans of the Company will remain unaffected.

     (c) Default Beneficiary. In the event a Participant does not designate a beneficiary, or no designated beneficiary survives the Participant, the Participant’s beneficiary shall be the Participant’s surviving spouse, if the Participant is married at the time of his or her death and not subject to a court-approved agreement or court decree of separation, or otherwise the person or persons designated to receive benefits on account of the Participant’s death under the ML & Co. pre-retirement death benefit for Non-Employee Directors, unless the rights to such benefit have been assigned, in which case any amounts payable to the Participant’s beneficiary under the Plan will be paid to the Participant’s estate.

     (d) If the Beneficiary Dies During Payment. If a beneficiary who is receiving or is entitled to receive payments hereunder dies after the Participant but before all the payments have been made, the Participant’s unpaid Deferred Stock Units will be paid as soon as practicable in a single payment to such beneficiary’s estate and not to any contingent beneficiary the Participant may have designated; provided, however, that if the beneficiary was receiving installment payments, the applicable portion of the Deferred Stock Units will continue to be paid as installment payments but only to a single person consisting of the administrator or executor of the beneficiary’s estate or another person lawfully designated by the administrator or executor (and in the event no such person is designated within a reasonable time, payment will be made in a lump sum).

     Section 2.6 Domestic Relations Orders.

     Notwithstanding the Participant’s elections hereunder, ML & Co. will pay to, or to the Participant for the benefit of, the Participant’s spouse or former spouse the portion of the Participant’s Deferred Stock Units specified in a valid court order entered in a domestic relations proceeding involving the Participant’s divorce or legal separation. Any such payment will be made net of any amounts the Company may be required to withhold under applicable federal, state or local law.

     Section 2.7 Withholding of Taxes.

     ML & Co. will deduct from any payment to be made or deferred hereunder any U.S. Federal, state or local or foreign income or employment taxes required by law to be withheld or require the Participant or the Participant’s beneficiary to pay any amount, or the balance of any amount, required to be withheld.

Article III — Adjustment of Accounts

     Section 3.1 Adjustment of Accounts.

     (a) Dividend Equivalents. Whenever a cash dividend is paid on a share of Common Stock, a Participant’s Deferred Stock Units will be adjusted by adding to Deferred Stock Units, as applicable, the number of Deferred Stock Units determined by multiplying the per share amount of the cash dividend by the number of Deferred Stock Units credited to the Participant’s Account on the record date for the cash dividend, dividing the result by the price per share of Common Stock used for purposes of the reinvestment of such cash dividend in the Merrill Lynch & Co., Inc. Dividend Reinvestment Program currently administered by Business Information Services (or their functional successor), or if at any time there is no Dividend Reinvestment Program, the Daily Market Price of a share of Common Stock on the date the cash dividend is paid, and rounding the result to the nearest 1/100th of a Deferred Stock Unit as the case may be (with .005 being rounded upwards).

     (b) Changes in Capitalization. Any other provision of the Plan to the contrary notwithstanding, if any change shall occur in or affect shares of Common Stock (or the Rights or Junior Preferred Stock) on account of a merger, consolidation, reorganization, stock dividend, stock split or combination, reclassification, recapitalization, or distribution to holders of shares of Common Stock (other than cash dividends), including, without limitation, a merger or other reorganization event in which the shares of Common Stock cease to exist, then appropriate adjustments shall be made, without any action by the Board of Directors, to the Deferred Stock Units as shall be necessary to maintain the proportionate interest of the Participants and to preserve, without increasing, the value of the Deferred Stock Units. In the event of a change in the presently authorized shares of Common Stock that is limited to a change in the designation thereof or a change of authorized shares with par value into the same number of shares with a different par value or into the same number of shares without par value, the shares resulting from any such change shall be deemed to be shares of Common Stock within the meaning of the Plan.

Article IV — Status of Accounts

     Section 4.1 No Trust or Fund Created; General Creditor Status.

     Nothing contained herein and no action taken pursuant hereto will be construed to create a trust or separate fund of any kind or a fiduciary relationship between ML & Co. and any Participant, the Participant’s beneficiary or estate, or any other person. Title to and beneficial ownership of any funds represented by the Deferred Stock Units and any Accounts to which they are credited will at all times remain in ML & Co.; such funds will continue for all purposes to be a part of the general funds of ML & Co. and may be used for any corporate purpose. No person will, by virtue of the provisions of this Plan, have any interest whatsoever in any specific assets of the Company. TO THE EXTENT THAT ANY PERSON ACQUIRES A RIGHT TO RECEIVE PAYMENTS FROM ML & CO. UNDER THIS PLAN, SUCH RIGHT WILL BE NO GREATER THAN THE RIGHT OF ANY UNSECURED GENERAL CREDITOR OF ML & CO.

     Section 4.2 Non-Assignability.

     Except as provided in Section 2.6, a Participant’s right or the right of any other person to his or her Deferred Stock units or to any Account to which they are credited or any other benefits hereunder cannot be assigned, alienated, sold, garnished, transferred, pledged, or encumbered except by a written designation of beneficiary under this Plan, by written will, or by the laws of descent and distribution.

     Article V — Change in Control

     Section 5.1 Payment upon Change in Control.

     (a) Timing of Payment. Notwithstanding any other provision of this Plan, in the event that (i) ML & Co. receives a Tender Offer Statement on Schedule 14D-1 under the Securities Exchange Act of 1934 relating to a Tender Offer, or (ii) a Change in Control shall occur, the Participant’s Deferred Stock Units will be paid to the Participant in a lump sum promptly after the receipt of such Tender Offer Statement or the occurrence of such Change in Control, and in any event, not later than 30 days thereafter.

     (b) Manner of Payment. Payment of Deferred Stock Units pursuant to Section 5.1(a) shall be made in cash. The amount of the cash payment shall be determined by multiplying the number of Deferred Stock Units in the Participant’s Account by the Daily Market Price per share of Common Stock on the date of the event specified in Section 5.1(a)(i) or (ii), as the case may be, or, if higher, the highest Daily Market Price per share of Common Stock on any day during the 90-day period ending on such date.

Article VI — Administration of the Plan

     Section 6.1 Powers of the Administrator.

     The Administrator has full power and authority to interpret, construe, and administer this Plan. The Administrator’s interpretations and construction hereof, and actions hereunder, including any determinations regarding the amount or recipient of any payments, will be binding and conclusive on all persons for all purposes. The Administrator will not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her willful misconduct or lack of good faith. The Administrator may designate persons to carry out the specified responsibilities of the Administrator and shall not be liable for any act or omission of a person as designated.

     Section 6.2 Payments on Behalf of an Incompetent.

     If the Administrator finds that any person who is presently entitled to any payment hereunder is a minor or is unable to care for his or her affairs because of disability or incompetency, payment of Deferred Stock Units may be made to anyone found by the Administrator to be the committee or other authorized representative of such person, or to be otherwise entitled to such payment, in the manner and under the conditions that the Administrator determines. Such payment will be a complete discharge of the liabilities of ML & Co. hereunder with respect to the amounts so paid.

     Section 6.3 Corporate Books and Records Controlling.

     The books and records of the Company will be controlling in the event a question arises hereunder concerning Deferred Stock Units or Accounts, deferral elections, beneficiary designations, or any other matters.

Article VII — Miscellaneous Provisions

     Section 7.1 Litigation.

     The Company shall have the right to contest, at its expense, any ruling or decision, administrative or judicial, on an issue that is related to the Plan and that the Administrator believes to be important to Participants, and to conduct any such contest or any litigation arising therefrom to a final decision.

     Section 7.2 Headings Are Not Controlling.

     The headings contained in this Plan are for convenience only and will not control or affect the meaning or construction of any of the terms or provisions of this Plan.

     Section 7.3 Governing Law.

     To the extent not preempted by applicable U.S. Federal law, this Plan will be construed in accordance with and governed by the laws of the State of New York as to all matters, including, but not limited to, matters of validity, construction, and performance.

     Section 7.4 Amendment and Termination.

     The Board of Directors may amend or terminate this Plan at any time, provided that no amendment or termination may be made that would adversely affect the right of a Participant to his or her Deferred Stock Units as of the date of such amendment or termination.

Article VIII — Effective Date

     The Plan shall become effective upon its adoption by the Board of Directors, subject to its approval by the stockholders of ML & Co.